Exhibit 20.1

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                      DILLARD CREDIT CARD MASTER TRUST I
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                   Dillard Asset Funding Company, Transferor
                        Dillard National Bank, Servicer

                                 Series 2000-1


Monthly Series 2000-1 Certificateholders' Statement


          Capitalized terms used in this Certificate have their respective meanings set forth in the Amended and Restated Pooling and Servicing Agreement; provided, that the preceding Monthly Period shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Amended and Restated Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Amended and Restated Pooling and Servicing Agreement.


For Month March 2003

5.2(a)(i)    on an aggregate basis:

                 Class A Monthly Principal                               0.00

                 Class B Monthly Principal                               0.00

             per $1,000 original principal amount per Certificate:

                 Class A Monthly Principal                               0.00

                 Class B Monthly Principal                               0.00

5.2(a)(ii) on an aggregate basis:

                 Class A Monthly Interest                          249,722.22

                 Class B Monthly Interest ________                       0.00


             per $1,000 original principal amount per Certificate:

                 Class A Monthly Interest                                1.25

                 Class B Monthly Interest                                0.00

5.2(a)(iii)  Collections of Principal Receivables
               allocated to Class A                                      0.00

             Collections of Principal Receivables
               allocated to Class B                                      0.00


5.2(a)(iv)   Collections of Finance Charge
               Receivables allocated to Class A                  3,447,327.87

             Collections of Finance Charge
               Receivables allocated to Class B                  1,029,721.32


5.2(a)(v)    Principal Receivables (beginning of month)      1,318,958,600.49
                  Gross Credit Sales                           201,536,968.78
                  Principal Payments                          (213,632,485.94)
                  Returns                                      (28,905,587.04)
                  Principal Defaults                           (10,469,422.83)
                  Ineligible Principal Receivables                       0.00
                  Actual Misc. Adjustments                               0.00

             Principal Receivables (end of month)            1,267,488,073.46

             Total Portfolio Recoveries
                  Gross Recoveries                               1,981,650.75
                  Recoveries Net of Expenses                     1,237,363.82

             Total Portfolio Finance Charge Collections
                  Finance Charge Collections                    21,497,049.87
                  Finance Charge Collections with Recoveries    22,734,413.69

             Investor Interest                                 259,740,260.00

             Adjusted Investor Interest                        259,740,260.00

                  Class A Investor Interest                    200,000,000.00

                  Class A Adjusted Investor Interest           200,000,000.00

                  Class B Investor Interest                     59,740,260.00

             Floating Investor Percentage                               19.69%

                  Class A Floating Allocation                           77.00%

                  Class B Floating Allocation                           23.00%

             Fixed Investor Percentage                                     N/A

                  Class A Fixed Allocation                                 N/A

                  Class B Fixed Allocation                                 N/A


5.2(a)(vi)   Delinquent Accounts

                  30-59 Days Delinquent                         48,749,565.00

                  60-89 Days Delinquent                         18,477,840.00

                  90 + Days Delinquent                          34,470,943.00


5.2(a)(vii)  Aggregate Investor Default Amount                   2,061,725.52

                  Class A Investor Default Amount                1,587,528.65

                  Class B Investor Default Amount                  474,196.87


5.2(a)(viii) on an aggregate basis:

                  Class A Investor Charge-Offs                           0.00

                  Class B Investor Charge-Offs                           0.00

             per $1,000 original principal amount per Certificate:

                  Class A Investor Charge-Offs                           0.00

                  Class B Investor Charge-Offs                           0.00


5.2(a)(ix) on an aggregate basis:

                  Class A Investor Charge-Offs reimbursed                0.00

                  Class B Investor Charge-Offs reimbursed                0.00

             per $1,000 original principal amount per Certificate:

                  Class A Investor Charge-Offs reimbursed                0.00

                  Class B Investor Charge-Offs reimbursed                0.00


5.2(a)(x) on an aggregate basis:

                  Class A Servicing Fee                            333,333.33

                  Class B Servicing Fee                                  0.00


5.2(a)(xi)   Portfolio Yield                                            11.16%


5.2(a)(xii)  Reallocated Class B Principal Collections                   0.00

5.2(a)(xiii)   Class B Investor Interest                        59,740,260.00


5.2(a)(xiv)    LIBOR for Interest Period                              1.28000%


5.2(a)(xv)     Principal Funding Account Balance                         0.00


5.2(a)(xvi)    Accumulation Shortfall                                    0.00


5.2(a)(xvii)   Principal Funding Account Investment Proceeds             0.00

5.2(a)(xviii)  Principal Funding Investment Shortfall                    0.00


5.2(a)(xix)    on an aggregate basis:

                    Class A Available Funds                      3,447,327.87


5.2(a)(xx)     Class A Certificate Rate                               1.55000%


               Other items

                    Number of Accounts (beginning of month)         2,413,858
                    Number of Accounts (end of month)               2,342,725

                    Collateral Performance

                         Total Payment Rate                             17.92%

                         Portfolio Yield (Gross)                        20.68%

                         Excess Spread (current month)*                  8.47%
                         Excess Spread (previous month)                  9.52%
                         Excess Spread (2 months previous)              10.23%
                         -----------------------------------------------------
                         Excess Spread (3 month rolling Average)         9.41%

                         * Please note that Excess Spread is
                           calculated on a cash basis and may be
                           higher than Spread to Base Rate in any
                           given month. Spread to Base Rate assumes coupon and servicing fee are allocated based upon the entire invested amount.

                         Defaults                                        9.53%

                         30-59 Days Delinquent                           3.70%
                         60-89 Days Delinquent                           1.40%

                         90 + Days Delinquent                            2.61%
                         -----------------------------------------------------
                         Total Delinquent                                7.71%

                         Principal Payment Rate                         16.20%

                         Pool Balance in $MM (end of month)             1,267
                         Seller Percent                                 80.31%

                    Series Performance Trigger (as defined in
                    Pooling and Servicing Agreement)

                         Net Portfolio Yield (current month, net
                           of Charge-offs)                              11.16%
                         Net Portfolio Yield (previous month)           12.18%
                         Net Portfolio Yield (2 months previous)        13.20%
                         -----------------------------------------------------
                         Net Portfolio Yield (3 month rolling average)  12.18%

                         Base Rate (current month)                       3.50%
                         Base Rate (previous month)                      3.45%
                         Base Rate (2 months previous)                   3.86%
                         -----------------------------------------------------
                         Base Rate (3 month rolling average)             3.60%

                         Spread to Base Rate (current month)             7.66%
                         Spread to Base Rate (previous month)            8.73%
                         Spread to Base Rate (2 months previous)         9.34%
                         -----------------------------------------------------
                         Spread to Base Rate (3 month rolling average)   8.58%

                         Base Rate > Portfolio Yield (3 month rolling
                           average)                                         No



                                            Dillard National Bank
                                             as Servicer


                                            By:_________________________
                                               Title:  Cashier

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                      DILLARD CREDIT CARD MASTER TRUST I
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                   Dillard Asset Funding Company, Transferor
                        Dillard National Bank, Servicer

                                 Series 2002-2


            Monthly Series 2002-2 Certificateholders' Statement


                      Capitalized terms used in this Certificate have their
            respective meanings set forth in the Amended and Restated Pooling and Servicing Agreement; provided, that the preceding Monthly Period shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Amended and Restated Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Amended and Restated Pooling and Servicing Agreement.


            For the Period March 2003

                                                            Class A            Class B              Class C             Total
            Section 5.2 - Supplement

(a) (i)     Monthly Principal Distributed                             -                   -                   -                  -

(a) (ii)    Monthly Interest Distributed per $1,000                3.17                   -                   -               3.17
                    Deficiency Amounts                                -                   -                   -                  -
                    Additional Interest                               -                   -                   -                  -
                    Accrued and Unpaid Interest                       -                   -                   -                  -

(a) (iii)   Collections of Principal Receivables          32,694,602.64        2,742,096.32        6,749,885.07      42,186,584.03

(a) (iv)    Collections of Finance Charge Receivables      3,447,327.87          289,127.39          711,709.73       4,448,164.99

(a) (v)     Aggregate Amount of Principal Receivables    192,195,276.94       16,119,417.88       39,679,210.79     247,993,905.60
                                 Investor Interest       200,000,000.00       16,774,000.00       41,290,516.00     258,064,516.00
                                 Adjusted Interest       200,000,000.00       16,774,000.00       41,290,516.00     258,064,516.00
                    Floating Investor Percentage                 15.16%               1.27%               3.13%             19.57%
                    Fixed Investor Percentage                 N/A                 N/A                 N/A                N/A

(a) (vi)    Receivables Delinquent (As % of
              Total Receivables)
                    Current           91.98%                                                                      1,165,789,919.46
                    30 to 59 days      3.85%                                                                         48,749,565.00
                    60 to 89 days      1.46%                                                                         18,477,640.00
                    90 or more days    2.72%                                                                         34,470,943.00
                    Total Receivables                                                                             1,267,488,067.46


(a) (vii)   Investor Default Amount per $1,000                     7.94                0.67                1.64              10.24

(a) (viii)  Investor Charge-Offs                              N/A                 N/A                 N/A                N/A

(a) (ix)    Reimbursed Investor Charge-Offs                   N/A                 N/A                 N/A                N/A






            Section 5.2 - Supplement (Continued)

                                                            Class A            Class B              Class C             Total

(a) (x)     Servicing Fee                                    333,333.33           27,956.67           68,817.53         430,107.53

(a) (xi)    Portfolio Yield                                                                                                  11.16%

(a) (xii)   Reallocated Monthly Principal                             -                   -                   -                  -

(a) (xiii)  Closing Investor Interest                    200,000,000.00       16,774,000.00       41,290,516.00    258,064,516.00

(a) (xiv)   Principal Funding Account Balance                                                                                   -

(a) (xv)    Accumulation Shortfall                                                                                              -

(a) (xvi)   Principal Funding Investment Proceeds                                                                               -

(a) (xvii)  Principal Investment Funding Shortfall                                                                              -

(a) (xviii) Available Funds                                3,447,327.87          289,127.39          711,709.73      4,448,164.99

(a) (xix)   Certificate Rate                                       3.80%               0.00%               0.00%


            Additional Information


            Principal Receivables - (Total Trust Pool)
            Beginning Balance - 1/31/2003                                                                         1,318,958,600.49
            Credit Purchases                                                                                        201,536,962.78
            Credit Returns                                                                                          (28,905,587.04)
            Collections                                                                                            (236,366,899.63)
            Finance Chgs & Late Fees                                                                                 22,734,413.69
            Charge-offs                                                                                             (10,469,422.83)
            Accounts Purchased/Sold                                                                                              -
                                                                                                                  ----------------
            Ending Balance - 2/28/2003                                                                            1,267,488,067.46
                                                                                                                  ================

            Total Interest to be Distributed                                                                            633,333.33
                                                                                                                  ================




            Dillard National Bank, as Servicer


            By:_______________________________
               James P. Turk
               Cashier